Exhibit 5.1

ROSENFELD & RINATO
9029 S Pecos Rd, #2800
Henderson, NV 89074
(702) 386-8637
FAX: (702) 385-3025
Email: fbauman@lawrosen.com

April 8, 2011

SUJA MINERALS, CORP
10300 W. Charleston #13-56
Las Vegas, NV 89135
Attn: Matt Reams - President

Ladies and Gentlemen:

As counsel  for the  Company,  I have  examined  the  Company's  articles  of incorporation,   by-laws,  and  such  other  corporate  records,  documents  and proceedings and such questions of law I have deemed relevant for the purpose of this opinion.

I have also,  as counsel for the Company,  examined the  Registration  Statement (the  "Registration  Statement")  of the  Company  on Form S-1,  covering  the registration  under  the   Securities  Act of 1933 of 8,200,000 shares  of the Company's common stock, $.001 par value, of the Company (the "Common Stock").

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada,  with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization  of 75,000,000 shares of Common Stock and no shares of Preferred Stock.

3. The shares of Common Stock currently issued and outstanding are duly and validly issued, fully paid and non-assessable,  pursuant to the corporation law of the State of Nevada.

4. The  shares of Common  Stock  offered  in the  Registration  Statement,  are duly and  validly  issued, fully  paid and  non-assessable, pursuant to the corporate law of the State of Nevada.

This  opinion   includes  my  opinion  on  Nevada  law   including   the  Nevada Constitution,  all  applicable  provisions  of  Nevada  statutes,  and  reported judicial decisions interpreting those laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion  as herein set forth as an exhibit to the  Registration Statement  and to the inclusion of this opinion in the Registration Statement.  In giving this consent, I do not hereby admit that I come within the category of persons  whose  consent is  required  under  Section  7 of the  Securities  Act of 1933 or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

ROSENFELD & RINATO

/s/ Frederick C. Bauman
By---------------------------
Frederick C. Bauman